Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke (269) 401-3164
Matt Harrison (269) 401-3326

Media Contact:
Stacy Flathau (269) 401-3002

WK Kellogg Co Announces Strong Fourth Quarter and Full Year 2023 Financial Results, and Increased 2024 EBITDA Guidance

BATTLE CREEK, Mich. - February 13, 2024 - WK Kellogg Co (NYSE: KLG), a leading manufacturer, marketer and distributor of branded ready-to-eat cereal in the U.S., Canada, and Caribbean, today reported financial results for its fourth quarter and full year 2023, and increased 2024 EBITDA guidance.

Highlights:

•Full year 2023 reported net sales of $2,763 million, increased 2.5% year-over-year.
•Full year 2023 standalone adjusted net sales of $2,739 million, delivered at the high end of guidance, and grew 2.8% driven by revenue growth management initiatives and continued commercial reactivation.
•Full year 2023 net income was $110 million, which led to standalone adjusted EBITDA margin of 9.4%, exceeding guidance.
•The Company increased its 2024 EBITDA guidance from the outlook provided on the Q3 earnings call.

“I'm pleased to report we delivered our financial guidance for 2023,” said Gary Pilnick, Chairman and Chief Executive Officer of WK Kellogg Co. “Our team is executing, driving results, and building momentum to unlock our unique value proposition.”

Mr. Pilnick continued, “As an independent company, we are already experiencing the benefits of greater strategic focus and operational flexibility as we aim our organization, capital, and resources towards delivering on our strategic objectives."

Financial Summary:	Quarter ended			Year ended
(millions)	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change
Reported Net Sales	$651	$676	(3.7)%	$2,763	$2,695	2.5%
Standalone adjusted net sales*	$651	$669	(2.7)%	$2,739	$2,665	2.8%

Reported net income (loss)	$15	$(152)	109.9%	$110	$(25)	540.0%
EBITDA*	$48	$(169)	128.4%	$221	$42	426.2%
Adjusted EBITDA*	$53	$33	60.6%	$267	$184	45.1%
Standalone adjusted EBITDA*	$53	$37	43.2%	$258	$172	50.0%
Standalone adjusted EBITDA Margin*	8.2%	5.5%	2.7	9.4%	6.5%	2.9

* Standalone adjusted net sales, EBITDA, Adjusted EBITDA, Standalone adjusted EBITDA and Standalone adjusted EBITDA margin are non-GAAP financial measures. See the "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures, including a definition of each non-GAAP financial measure and reconciliations of each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”).
Fourth Quarter and Full Year 2023 Business Performance

Reported fourth quarter net sales were $651 million, a 3.7% decline year-over-year. Fourth quarter standalone adjusted net sales were $651, million a 2.7% decline year-over-year. The decline in net sales performance in the fourth quarter was due to price elasticities and lower promotional spend. For the fourth quarter, price/mix increased 7.5% and volume was down 10.1%.

Full year 2023 reported net sales were $2,763, million a 2.5% increase year-over-year. Full year 2023 standalone adjusted net sales were $2,739, million a 2.8% increase year-over-year. The increase in net sales performance reflects continued commercial reactivation post fire and strike and the impact of revenue growth management initiatives designed to drive beneficial price/mix. For the year 2023, price/mix increased 12.6% and volume was down (9.8)%.

Fourth quarter reported net income was $15 million a 109.9% increase year-over-year. Fourth quarter standalone adjusted EBITDA was $53 million, a 43.2% increase year-over-year. These increases reflect benefits of revenue growth management initiatives and operational cost discipline.

Full year 2023 reported net income was $110 million a 540.0% increase year-over-year reflecting recovery from the fire and strike and increased pension income. Full year 2023 standalone adjusted EBITDA was $258 million, a 50.0% increase year-over-year reflecting the benefit of revenue growth management initiatives as well as increased efficiencies following recovery from the fire and strike.
WK Kellogg Co Full-Year 2024 Financial Outlook
WK Kellogg Co is providing the following 2024 financial guidance exceeding the outlook provided at Investor Day.
•2024 Adjusted Net Sales growth is projected to be (1.0)% to 1.0%
•2024 Adjusted EBITDA growth is projected to be 3.0% to 5.0%

The aforementioned forward-looking non-GAAP financial measures include estimates of certain items as discussed below, from which actual future results may vary. The table below outlines the projected impact of certain other items that are excluded from forward-looking non-GAAP adjusted EBITDA guidance for 2024:

Impact of certain items excluded from Non-GAAP Adjusted EBITDA guidance:
(millions)
Full Year 2024
Interest expense	$35 - $40
Depreciation and amortization expense	$75 - $85
Estimated return on pension assets	$45 - $50
Separation costs	$25 - $35
Adjusted EBITDA	$265 - $270

The Company has not provided reconciliations of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable forward-looking GAAP financial measure as it is unable to predict with reasonable certainty and without unreasonable effort certain adjustment items including mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these adjustment items are uncertain and could have a substantial impact on the respective GAAP financial measure. The Company is providing quantification of certain known adjustment items where available.

Conference Call / Webcast
WK Kellogg Co will host a conference call to discuss its fourth quarter and full year results 2023 and 2024 outlook on Tuesday, February 13, 2024, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.wkkellogg.com. Information regarding the rebroadcast is available at http://investor.wkkellogg.com.

About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Since then, we have embraced the same spirit of innovation and entrepreneurship in everything we do, channeling our founder’s passion and commitment to creating high quality and delicious products while fostering communities. Our iconic brand portfolio includes Frosted Flakes, Rice Krispies, Froot Loops, Kashi, Special K, Raisin Bran, and Bear Naked. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger and Toucan Sam, represent our deep connections with the consumers and communities we serve. For more information, visit www.wkkellogg.com.

Non-GAAP Financial Measures
The non-GAAP financial measures in this press release are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures.

Because non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.

•Standalone adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of prior year (pre-spin) intercompany sales arrangements with Kellanova that ceased upon the spin-off. Management believes that this non-GAAP financial measure provides investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-spin-off period that are helpful in assessing baseline comparable information.

•Adjusted gross profit and adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

•Standalone adjusted gross profit and standalone adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. Additionally, the Company excludes the impact of prior year (pre-spin) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented and believes that these measures provide investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-spin-off period that are helpful in assessing baseline comparable information. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

•Adjusted other income (expense): WK Kellogg Co adjusts the GAAP financial measure to exclude the effect of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded). By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.

•Adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-spin prior periods and provides investors an additional basis to assess over time.

•Standalone adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs. Additionally, the Company excludes the impact of prior year (pre-spin) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-spin-off period and provides investors an additional basis to assess results over time.

•Standalone adjusted EBITDA margin: Defined as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that this non-GAAP measure provides helpful information in understanding baseline historical information in the pre-spin-off periods.

•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. Cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.

Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would," or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, a decline in demand for ready-to-eat cereals; supply chain disruptions and increases in costs and/or shortages of raw materials, labor, fuels and utilities as a result of geopolitical, economic and market conditions; consumers’ perception of our brands or company; business disruptions; our ability to drive our growth targets to increase revenue and profit; our failure to achieve our targeted cost savings and efficiencies from cost reduction initiatives; strategic acquisitions, alliances, divestitures or joint ventures or organic growth opportunities we may pursue in the future; material disruptions at one of our facilities; our ability to attract, develop and retain the highly skilled people we need to support our business; a shortage of labor, our failure to successfully negotiate collectively bargained agreements, or other general inflationary pressures or changes in applicable laws and regulations that could increase labor costs; an increase in our post-retirement benefit-related costs and funding requirements caused by, among other things, volatility in the financial markets, changes in interest rates and actuarial assumptions; our inability to obtain sufficient capital to grow our business and to increase our revenues; an impairment of the carrying value of goodwill or other acquired intangibles; increases in the price of raw materials, including agricultural commodities, packaging, fuel and labor; increases in transportation costs and reduced availability of, or increases in, the price of oil or other fuels; competition, including with respect to retail and shelf space; the changing retail environment and the growing presence of alternative retail channels; the successful development of new products and processes; adverse changes in the global climate or extreme weather conditions; and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Any forward-looking statement made in this press release speaks only as of the date of this press release. WK Kellogg Co does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

[WK Kellogg Co Financial News]

WK KELLOGG CO
CONSOLIDATED STATEMENT OF INCOME (LOSS) (Unaudited)
(millions, except per share data)

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net sales	$651	$676	$2,763	$2,695
Cost of goods sold	465	511	2,009	2,064
Selling, general and administrative expense	165	174	662	556
Operating profit	21	(9)	92	75
Interest expense	10	—	10	—
Other income (expense), net	10	(180)	63	(101)
Income before income taxes	21	(189)	145	(26)
Income taxes	6	(37)	35	(1)
Net income	$15	$(152)	$110	$(25)

Per share amounts:
Basic and diluted earnings	$0.18	$(1.77)	$1.28	$(0.29)
Average shares outstanding (a):
Basic & diluted	86	86	86	86
Actual shares outstanding at period end			86	86

a.On October 2, 2023, Kellanova, the former parent company of WK Kellogg Co, distributed 85,631,304 shares of WK Kellogg Co common stock to Kellanova's shareholders in connection with its spin-off of WK Kellogg Co. Basic and diluted earnings per share and the average number of shares outstanding were retrospectively recast for the number of WK Kellogg Co shares outstanding immediately following the spin-off.

WK KELLOGG CO
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(millions)

	Year ended
	December 30, 2023	December 31, 2022
Operating activities
Net income	$110	$(25)
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	66	68
(Gain) / loss on retirement of equipment	14	—
Pension and postretirement benefit plan expense (benefit)	(60)	112
Insurance proceeds from involuntary conversion	(4)	—
Deferred income taxes	—	(15)
Stock compensation	8	3
Other	—	1
Postretirement benefit plan contributions	—	(1)
Changes in operating assets and liabilities:
Trade receivables	(85)	(74)
Inventories	86	(102)
Accounts payable	107	77
Income taxes payable	7	—
Accrued advertising and promotion	79	23
Accrued salaries and wages	25	7
All other current assets and liabilities	6	(21)
Net cash provided by (used in) operating activities	$359	$53
Investing activities
Additions to properties	(150)	(71)
Property damage recoveries from insurance proceeds	4	—
Net cash provided by (used in) investing activities	$(146)	$(71)
Financing activities
Proceeds from borrowings under the Credit Agreement	664	—
Repayment of borrowings under the Credit Agreement	(164)	—
Payment of financing fees	(7)	—
Issuances of notes payable, with maturities less than 90 days	4	—
Dividend to Kellanova	(663)	—
All other net transfers to Kellanova	55	18
Cash dividends	(14)	—
Net cash provided by (used in) financing activities	$(125)	$18
Effect of exchange rate changes on cash and cash equivalents	1	—
Increase (decrease) in cash and cash equivalents	89	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$89	$—

WK KELLOGG CO
CONSOLIDATED BALANCE SHEET (Unaudited)
(millions, except per share data)

	December 30, 2023	December 31, 2022
Current assets
Cash and cash equivalents	$89	$—
Accounts receivable, net	244	229
Inventories, net	345	431
Other current assets	32	10
Total current assets	710	$670
Property, net	739	645
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	283	—
Other assets	51	11
Total assets	$1,893	$1,436
Current liabilities
Current maturities of long-term debt	8	—
Notes payable	4	—
Accounts payable	544	484
Accrued advertising and promotion	121	103
Accrued salaries and wages	57	32
Other current liabilities	106	47
Total current liabilities	840	$666
Long-term debt	487	—
Deferred income taxes	106	63
Pension liability	136	—
Other liabilities	24	20
Commitments and contingencies
Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized Issued: 85,812,883 shares in 2023 and 0 shares in 2022	—	—
Capital in excess of par value	327	—
Net parent investment	—	725
Retained earnings	1	—
Accumulated other comprehensive income (loss)	(28)	(38)
Total equity	300	687
Total liabilities and equity	$1,893	$1,436

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Standalone Adjusted Net Sales

	Quarter ended		Year ended
(millions)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported net sales	$651	$676	$2,763	$2,695
Impact of prior intercompany sales agreements	—	(7)	(24)	(30)
Standalone adjusted net sales	$651	$669	$2,739	$2,665

% change - 2023 vs. 2022:
Reported net sales growth	(3.7)%		2.5%
Impact of prior intercompany sales agreements	1.0%		0.3%
Standalone adjusted net sales growth	(2.7)%		2.8%
Volume (tonnage)	(10.1)%		(9.8)%
Pricing/mix	7.5%		12.6%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Standalone Adjusted Gross Profit

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported gross profit	$186	$166	$754	$631
Mark-to-market	1	4	3	9
Separation costs	2	2	21	3
Business and portfolio realignment	1	2	4	8
Adjusted gross profit	$190	$174	783	651
Impact of prior intercompany and sales and royalty agreements	—	1	8	9
Standalone adjusted gross profit	$190	$176	790	660
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Standalone Adjusted Gross Margin

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported gross margin	28.6%	24.5%	27.3%	23.4%
Mark-to-market	0.1%	0.6%	0.1%	0.3%
Separation costs	0.3%	0.3%	0.8%	0.2%
Business and portfolio realignment	0.2%	0.3%	0.1%	0.3%
Adjusted gross margin	29.2%	25.7%	28.3%	24.2%
Impact of prior intercompany and sales and royalty agreements	—%	0.5%	0.6%	0.6%
Standalone adjusted gross margin	29.2%	26.2%	28.9%	24.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported other income (expense)	$10	$(180)	$63	$(101)
Mark-to-market	(1)	195	(33)	182
Adjusted other income (expense)	$9	$15	$30	$81
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income (Loss) to Standalone Adjusted EBITDA

	Quarter ended		Year ended
(millions)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported net income (loss)	$15	$(152)	$110	$(25)
Interest expense	10	—	10	—
Income tax expense (benefit)	6	(37)	35	(1)
Depreciation and amortization expense	17	20	66	68
EBITDA	$48	$(169)	$221	$42
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	1	4	3	9
Other (income) expense	(10)	180	(63)	101
Separation costs	13	16	102	26
Business and portfolio realignment costs	1	2	4	6
Adjusted EBITDA	$53	$33	$267	$184
Historical intercompany sales and royalty agreements	—	2	8	9
Estimated standalone costs	—	2	(17)	(21)
Standalone Adjusted EBITDA	$53	$37	$258	$172
Standalone Adjusted EBITDA Margin	8.2%	5.5%	9.4%	6.5%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	December 30, 2023	December 31, 2022
Notes payable	$4	$—
Current maturities of long-term debt	8	—
Long-term debt	487	—
Total debt liabilities	499	—
Less:
Cash and cash equivalents	(89)	—
Net debt	$410	$—
For more information on the reconciling items in the table above, please refer to the Non-GAAP financial measures section.

Significant items impacting comparability

Mark-to-market on foreign exchange and commodity hedges
The Company recognizes mark-to-market adjustments for commodity contracts and certain foreign currency contracts as incurred. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded a pre-tax mark-to-market loss of $1 million and $3 million for the quarter and year-to-date period ended December 30, 2023, respectively. Additionally, the Company recorded a pre-tax mark-to-market loss of $4 million and $9 million for the quarter and year-to-date periods ended December 31, 2022, respectively.

Separation costs
The Company incurred pre-tax charges related to the Spin-Off, primarily related to legal and consulting costs of $13 million and $102 million for the quarter and year-to-date periods ended December 30, 2023, respectively. Additionally, the Company recorded separation costs of $16 million and $26 million for the quarter and year-to-date periods ended December 31, 2022, respectively.

Business and portfolio realignment
The Company incurred one-time costs related primarily to a reconfiguration of our supply chain network designed to drive increased productivity. As a result, the Company incurred pre-tax charges, primarily related to reorganizations of $1 and $4 million for the year-to-date periods ended December 30, 2023, respectively. Additionally, the Company recorded costs of $2 million and $6 million for the quarter and year-to-date periods ended December 31, 2022, respectively.

Other income (expense)
The Company excludes the impact of all non-operating items from their Adjusted EBITDA calculation, which primarily includes pension related income or expense and financing fees. As a result, other income of $10 million and $63 million were excluded for the quarter and year-to-date periods ended December 30, 2023, respectively. Additionally, other losses excluded was $180 million and $101 million for the quarter and year-to-date periods ended December 31, 2022, respectively.

Included within the aforementioned totals was a mark-to-market gain for pension plans of $1 million and $33 million for the quarter and year ended December 31, 2022, respectively, and a pre-tax mark-to-market loss for pension plans of $195 million and $182 million for the quarter and year ended January 1, 2022, respectively.

Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin. The respective net sales impacts of these agreements was $24 million for the year-to-date period ended December 30, 2023. The respective cost of goods sold impacts of these agreements was $8 million for the year-to-date period ended December 30, 2023.

The respective net sales impacts of these agreements were $7 million and $30 million for the quarter and year-to-date periods ended December 31, 2022. The respective cost of goods sold impacts of these agreements were $1 million and $9 million for the quarter and year-to-date periods ended December 31, 2022.

Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs for year-to-date period ended December 30, 2023 was $17 million. Estimated standalone costs for the quarter and year-to-date periods ended December 31, 2022 were ($2) million and $21 million, respectively.